LICENSE AGREEMENT

by and between

Asuragen, Inc.

and

Interpace Diagnostics, LLC

Dated as of August 13, 2014

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS 1

ARTICLE 2	GRANT OF RIGHTS 3

2.1	Grants to Buyer. 3

2.2	Retention of Rights. 4

2.3	Sublicenses. 4

2.4	No Implied Rights. 4

ARTICLE 3	LICENSED PATENTS 5

ARTICLE 4	CONFIDENTIALITY AND NON-DISCLOSURE 5

ARTICLE 5	DISCLAIMER OF WARRANTIES 5

ARTICLE 6	TERM AND TERMINATION 6

6.1	Term. 6

6.2	Mutual Agreement. 6

6.3	Patent Challenge. 6

6.4	No Termination for Material Breach. 6

6.5	Consequences of Termination. 6

ARTICLE 7	MISCELLANEOUS 6

7.1	Governing Law, Jurisdiction, Venue and Service. 6

7.2	Notices. 7

7.3	No Benefit to Third Parties. 8

7.4	Waiver and Non-Exclusion of Remedies. 8

7.5	Expenses 9

7.6	Assignment. 9

7.7	Amendment. 9

7.8	Further Assurance 9

7.9	Independent Contractors. 9

7.10	Severability. 9

7.11	Equitable Relief. 10

7.12	English Language. 10

7.13	Counterparts. 10

7.14	Entire Agreement. 10

7.15	Construction. 10

SCHEDULES

Schedule 1.7        Licensed microRNA Classifier Patents
Schedule 1.8        Licensed mir-21 Patents
Schedule 1.9        Licensed Pancreas microRNA Classifier Know-How
Schedule 1.11        Licensed Thyroid microRNA Classifier Know-How
Schedule 1.12        Licensed Thyroid Test Know-How
Schedule 2.1        Third Party Agreements

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is made and entered into effective as of August 13, 2014 (the “Effective Date”) by and between Asuragen, Inc., a corporation organized and existing under the laws of the State of Delaware (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of August 13, 2014 (the “Asset Purchase Agreement”), pursuant to which Buyer is purchasing from Seller certain assets related to the Transferred Products (as defined in the Asset Purchase Agreement); and
WHEREAS, in connection with the Transactions (as defined in the Asset Purchase Agreement), Seller is required to grant a license to Buyer, and Buyer is required to take a license, under certain intellectual property owned by Seller.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS
Unless otherwise specifically provided herein, the following terms shall have the meanings set forth in this Article 1 and capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.
1.1 “Agreement” has the meaning set forth in the preamble hereto.

1.2 “ASRs” means Analyte Specific Reagents as defined in 21 C.F.R. §864.4020 that are regulated by the FDA and manufactured in accordance with the FDA’s good manufacturing practices and quality system regulations.

1.3 “Asset Purchase Agreement” has the meaning set forth in the recitals hereto.

1.4 “Buyer” has the meaning set forth in the preamble hereto.

1.5 “Effective Date” has the meaning set forth in the preamble hereto.

1.6 “Licensed Know-How” means the Licensed Pancreas microRNA Classifier Know-How, the Licensed Thyroid microRNA Classifier Know-How and the Licensed Thyroid Test Know-How.

1.7 “Licensed microRNA Classifier Patents” means those Patents that are owned by Seller as of the Effective Date that are set forth on Schedule 1.7.

1.8 “Licensed mir-21 Patents” means those Patents that are owned by Seller as of the Effective Date that are set forth on Schedule 1.8.

1.9 “Licensed Pancreas microRNA Classifier Know-How” means the protocols, data and data packages that are owned by Seller as of the Effective Date that are set forth on Schedule 1.9.

1.10 “Licensed Patents” means the Licensed microRNA Classifier Patents and the Licensed mir-21 Patents.

1.11 “Licensed Thyroid microRNA Classifier Know-How” means the protocols, data and data packages that are owned by Seller as of the Effective Date that are set forth on Schedule 1.11.

1.12 “Licensed Thyroid Test Know-How” means the protocols, data and data packages that are owned by Seller as of the Effective Date that are set forth on Schedule 1.12.

1.13 “Notice” has the meaning set forth in Section 7.2.1.

1.14 “Party” and “Parties” each has the meaning set forth in the preamble hereto.

1.15 “Reagents” means (a) reagents that are awaiting FDA review for clearance or approval pursuant to a valid and pending 510(k) or PMA application or are the subject of an FDA approved Investigational Device Exemption (“IDE”) application, in each case that has been submitted to the FDA in accordance with the

FFDCA, or (b) reagents that are the subject of preclinical studies undertaken for the sole purpose of generating data in support an IDE or PMA application intended to be made for such reagent that are conducted internally or with or by a Third Party investigator under sponsored and supposed contract research agreements under which such reagents are provided without monetary consideration and that are manufactured in accordance the FDA’s good manufacturing practices or quality system regulations.

1.16 “Seller” has the meaning set forth in the preamble hereto.

1.17 “Sublicensee” means a Third Party that is granted a sublicense by Buyer under the grant in Section 2.1, as provided in Section 2.3.

1.18 “Term” has the meaning set forth in Section 6.1.

ARTICLE 2
GRANT OF RIGHTS

2.1    Grants to Buyer. Seller (on behalf of itself and its Affiliates), in consideration of the amounts due under the Asset Purchase Agreement, hereby grants to Buyer and its Affiliates:
2.1.1 an exclusive (even as to Seller and its Affiliates), worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed microRNA Classifier Patents to Exploit the Thyroid 5 microRNA Classifier, the Thyroid 10 microRNA Classifier and the Pancreas microRNA Test and for the purpose of diagnosing thyroid cancer or pancreatic cancer, as applicable;
2.1.2 an exclusive (even as to Seller and its Affiliates), worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed mir-21 Patents to Exploit ASRs and Reagents, for the purpose of diagnosing thyroid cancer or pancreatic cancer;
2.1.3 a worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Thyroid Test Know-How, which license shall be (a) exclusive (even as to Seller and its Affiliates) to Exploit the Thyroid Test Version One, Thyroid Test Version Two or Thyroid Test Version Three and (b) subject to clause (a), non-exclusive for the purpose of diagnosing thyroid cancer;
2.1.4 a worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Thyroid microRNA Know-How, which license shall be (a) exclusive (even as to Seller and its Affiliates) to Exploit the Thyroid 5 microRNA Classifier or the Thyroid 10 microRNA Classifier and (b) subject to clause (a), non-exclusive for the purpose of diagnosing thyroid cancer; and

2.1.5 a worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Pancreas microRNA Know-How, which license shall be (a) exclusive (even as to Seller and its Affiliates) to Exploit the Pancreas microRNA Test and (b) subject to clause (a), non-exclusive for the purpose of diagnosis pancreatic cancer.

All rights granted to Buyer under this Section 2.1 shall be subject and subordinate to the rights of any Third Party in any Licensed Patents or Licensed Know-How as of the Effective Date pursuant to any agreement set forth on Schedule 2.1 and shall be effective solely to the extent consistent with such Third Party’s rights. Nothing in this Agreement shall be construed as granting to the Buyer any rights that are broader than Seller’s existing rights with respect to the Licensed Patents and Licensed Know-How as of the Effective Date.

2.2    Retention of Rights. Notwithstanding anything to the contrary in this Agreement, Seller retains, on behalf of itself and its Affiliates, (sub)licensees, licensors and distributors, all right, title and interest in and to the Licensed Know-How and Licensed Patents, in each case, as may be necessary or useful to: (a) perform its obligations under the Transition Services Agreement; (b) for purposes of publications or presentations, but, for clarity, not to Exploit any Transferred Product; (c) to provide services in the ordinary course of business other than in relation to the performance of diagnostic services directed to thyroid cancer or pancreatic cancer in a laboratory certified under CLIA; and (d) to provide services in connection with any Contract included in the Excluded Assets. Except as expressly granted herein or in the Asset Purchase Agreement with respect to the Licensed Patents and the Licensed Know-How, Seller grants no other right or license to any assets or rights, including intellectual property rights, of Seller and its Affiliates and its and their assigns and successors.

2.3    Sublicenses. Buyer shall have the right to grant sublicenses under the licenses granted in Section 2.1 through multiple tiers of Sublicensees; provided that Buyer shall (a) remain jointly and severally liable for the performance or non-performance of any such Sublicensee, and (b) provide to Seller a written notice setting forth in reasonable detail the nature of such sublicense and the identity of the Sublicensee, which written notice shall include a copy of any such sublicense agreement; provided that the financial terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of either Party’s obligations or benefits under this Agreement. Buyer hereby guarantees the performance of its Affiliates and permitted Sublicensees and the grant of any such sublicense shall not relieve Buyer of its obligations under this Agreement. A copy of any sublicense agreement executed by Buyer pursuant to this Section 2.2 (with financial terms redacted) shall be provided to Seller within 14 days after its execution by the parties thereto.
2.4    No Implied Rights. For the avoidance of doubt, Buyer and its Affiliates, licensees, Sublicensees and distributors shall have no right, express or implied, with respect to the Licensed Patents and the Licensed Know-How, except as expressly provided in Section 2.1 and elsewhere in this Agreement.

ARTICLE 3
LICENSED PATENTS

As between the Parties, (a) Seller shall have the sole and exclusive right, but not the obligation, to prosecute, maintain, and defend the Licensed Patents, at its sole cost and expense and (b) Seller shall have the first right, but not the obligation, to enforce the Licensed Patents, at its sole cost and expense and with the sole right to retain any recoveries with respect thereto; provided, that without limiting Seller’s rights under this clause (b), Seller shall consult with Buyer with respect to any enforcement of the Licensed Patents in the field of the diagnosis of thyroid cancer or pancreatic cancer and provided, further, that if Seller does not take commercially reasonably steps to enforce any of the Licensed Patents against an alleged infringer in the field of the diagnosis of thyroid cancer or pancreatic cancer and Buyer wishes to enforce any such Licensed Patent in the field of the diagnosis of thyroid cancer or pancreatic cancer, then Buyer shall so notify Seller and upon Seller’s written consent (such consent not to be unreasonably withheld), Buyer may enforce such Licensed Patent in such field at its sole cost and expense and Seller shall, at Buyer’s costs and expense, join such action as a party plaintiff if necessary to sustain jurisdiction or standing.

ARTICLE 4
CONFIDENTIALITY AND NON-DISCLOSURE

The rights and obligations of the Parties with respect to Confidential Information hereunder shall be governed by the terms of Section 4.4 of the Asset Purchase Agreement.
ARTICLE 5
DISCLAIMER OF WARRANTIES

BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.1 OF THE ASSET PURCHASE AGREEMENT, SELLER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATED TO THE LICENSED Patents, THE Licensed Know-How OR THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.1 OF THE ASSET PURCHASE AGREEMENT, BUYER IS LICENSING THE RIGHTS HEREUNDER ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY OF QUALITY, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION OF THE LICENSED PATENTS OR LICENSED KNOW-HOW, AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON OR AS TO ANY OTHER MATTER.

ARTICLE 6
TERM AND TERMINATION
6.1    Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with this 7 (such period, the “Term”).

6.2    Mutual Agreement. This Agreement may be terminated upon the mutual written agreement of Buyer and Seller at any time.

6.3    Patent Challenge. If Buyer or any of its Affiliates or any of its or their respective (sub)licensees initiates (or in any way, directly or indirectly, aids any Third Party in initiating) a declaratory judgment action or similar action or claim that any Licensed Patent is invalid, unenforceable or not infringed by the Exploitation of any Pancreas Royalty Product or any Thyroid Royalty Product by or on behalf of Buyer or any of its Affiliates or any of its or their respective (sub)licensees, then Seller may terminate this Agreement immediately upon written notice to Buyer.

6.4    No Termination for Material Breach. For the avoidance of doubt, neither Party shall have the right to terminate this Agreement because of a material breach of this Agreement by the other Party. In the case of a material breach of this Agreement by a Party, the other Party’s remedies shall be limited to recovering of damages and equitable relief.

6.5    Consequences of Termination.
6.5.1 Termination of Agreement. Upon the termination of this Agreement pursuant to Section 6.2 or Section 6.3, all of the licenses granted by Seller to Buyer under ARTICLE 2, and any sublicenses related thereto entered into by Buyer as permitted hereunder, shall terminate in their entirety.
6.5.2 Accrued Rights. The termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination. Such termination shall not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.
6.5.3 Survival. Without limiting the foregoing, Section 2.4, this Section 6.5, ARTICLE 4, ARTICLE 4, and ARTICLE 7 shall survive the termination of this Agreement for any reason.

ARTICLE 7
MISCELLANEOUS
7.1    Governing Law, Jurisdiction, Venue and Service.
7.1.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
7.1.3 Jurisdiction. Subject to Section 7.11, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.
7.1.4 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Delaware or in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
7.1.5 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 7.2.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
7.2    Notices.
7.2.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 7.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days’ prior to such address taking effect in accordance with this Section 7.2. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender has received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered promptly thereafter.

7.2.2 Address for Notice.
If to Seller, to:

Asuragen, Inc.
2150 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681-5201
Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (212) 841-1010
Attention: Jack S. Bodner
John A. Hurvitz

If to Buyer, to:
Interpace Diagnostics, LLC
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Fax: 862-207-7810

with a copy (which shall not constitute notice) to:
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Steven J. Abrams
Fax: 215-981-4750
7.3    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

7.4    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable law or otherwise available except as expressly set forth herein.

7.5    Expenses. Except as otherwise specified herein or in the Asset Purchase Agreement or in any other Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the Transactions.

7.6    Assignment. Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided, that either Party may assign or delegate any or all of its rights or obligations hereunder without the prior written consent of the other Party to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

7.7    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.
7.8    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement; provided, however, that the foregoing shall not impose any obligation on Seller to perform any acts for or deliver any instruments to Buyer beyond those specific activities set forth in the Transition Services Agreement.

7.9    Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, the Parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed to constitute the Parties as partners, joint venturers, or participants in a joint enterprise or undertaking, or to constitute either of the Parties as the agent of the other Party for any purpose whatsoever. Neither Party shall bind, or attempt to bind, the other Party to any contract or the performance of any other obligation, or represent to any Third Party that it is authorized to enter into any contract or binding obligation on behalf of the other Party.

7.10    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

7.11    Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

7.12    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

7.13    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

7.14    Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Asset Purchase Agreement and the other Ancillary Agreements, contain the entire agreement between the Parties with respect to the Transactions and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

7.15    Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; and (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Asuragen, Inc.	INTERPACE DIAGNOSTICS, LLC
By:______________________________            By:
Name: ___________________________            Name: ________________________
Title: ____________________________            Title: _________________________